THIS COMPOSITE ARTICLES OF INCORPORATION OF BALCHEM CORPORATION (THE "CORPORATION") REFLECTS THE PROVISIONS OF THE CORPORATION'S ARTICLES OF INCORPORATION AS RESTATED ON OCTOBER 22, 1987, AND ALL AMENDMENTS THERETO FILED WITH THE MARYLAND SECRETARY OF STATE THEREAFTER PRIOR TO MARCH 25, 1999, BUT IS NOT AN AMENDMENT AND/OR RESTATEMENT THEREOF.

                       COMPOSITE ARTICLES OF INCORPORATION

                                       OF

                               BALCHEM CORPORATION

                                      * * *

                  Pursuant to the provisions of Section 2-608 of the Maryland General Corporation Law, Balchem Corporation (the "Corporation"), a Maryland corporation having its principal office in Baltimore City, hereby certifies that:

                  FIRST: The Corporation desires to restate its charter as currently in effect.

                  SECOND: The provisions hereinafter set forth in the Articles of Restatement are all the provisions of the charter of the Corporation as currently in effect.

                  THIRD: The restatement of the charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation.

                  FOURTH: The charter of the Corporation is not amended by these Articles of
Restatement.

                  FIFTH: The current address of the principal office of the Corporation in the State of Maryland is 20th Floor, 10 Light Street, Baltimore, Maryland 21202.

                  SIXTH: The name and the address of the current resident agent of the Corporation in the State of Maryland is Herbert J. Hubbard, 10 Light Street, Baltimore, Maryland 21202.

                  SEVENTH: The number of directors of the Corporation is eight, and the names of the directors of the Corporation currently in office are:

                           Herbert D. Weiss                   John Germano
                           Carl Pacifico                      Leslie L. Balassa
                           John Beebe                         Leonard Zweifler
                           Louis Greenberg                    Wallace J. Borker

                  * * *


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
                  FIRST: The name of the corporation (which is hereinafter called the "Corporation") is BALCHEM CORPORATION.

                  SECOND: The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are as follows:

                           (a)  To  discover,  conceive,  invent,  and  improve,
implement and develop such discoveries, conceptions and inventions on its own behalf and on behalf of others in the field of microencapsulation and microdispersion of liquids, gasses and solids and related packaging and production equipment.

                           (b)  To  promote  and  merchandise  products,  render
services and engage in research in the field of microencapsulation and microdispersion of liquids, gasses and solids.

                           (c) To apply for, obtain,  register,  purchase, lease
or otherwise acquire, and to hold, use, own, operate and introduce, and to sell, assign, or otherwise dispose of, any trademarks, trade names, copyrights, patents, inventions, improvements and processes used in connection with or secured under Letters Patent of the United States, or elsewhere or otherwise, and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trademarks, patents, copyrights, licenses, processes and the like, or any such property or rights; and to manufacture, buy, sell or deal in any article produced as the result or through the use of, any such inventories, processes, or the like or under any such patent, or any article of any description used, or suitable to be used in connection therewith.

                           (d) To acquire by purchase,  lease or otherwise,  and
to own, hold, develop, improve, mortgage, sell, exchange, let, use, operate, or in any manner and to any extent, encumber or dispose of any other property, real or personal, necessary or advisable to accomplish any of the purposes, or to carry on and promote the business or objects referred to in these Articles of Incorporation.

                           (e) To purchase,  lease or otherwise acquire,  all or
any part of the property, trademarks, trade names, rights, businesses, contracts, good will, franchises, patents, patents applied for, use of patents and patents applied for and assets of every kind, of any corporation, co-partnership or individual (including the estate of a decedent) carrying on, or having carried on, in whole or in part, the business or businesses which the Corporation is authorized to carry on; and to undertake, guarantee, assume and pay the indebtedness and liabilities thereof; and to pay for such property, trademarks, trade names, rights, businesses, contracts, good will, franchises, patents, patents applied for, use of patents and patents applied for, or assets by the issue in accordance with the laws of the State of Maryland, of stocks, bonds or other securities of the Corporation or otherwise.

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
                           (f) To guarantee  the payment of  dividends  upon any
shares of stock of, or the performance of any contract by, any other corporation or association in which the Corporation has an interest, and to endorse or otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes, securities or other evidences of indebtedness created or issued by any such other corporation or association.

                           (g)  To  purchase  or  otherwise  acquire,  hold  and
reissue shares of its capital stock of any class; and to purchase, hold, sell, assign, transfer, exchange, lease, mortgage, pledge, or otherwise dispose of, any shares of stock of, or voting trust certificates for any shares of stock of, or any bonds or other securities or evidence of indebtedness issued or created by, any other corporation or association, organized under the laws of the State of Maryland or of any other state, territory, district, colony or dependency of the United States of America, or of any foreign country, and while the owner or holder of any such shares of stock, voting trust certificates, bonds or other obligations, to possess and exercise in respect thereof any and all of the rights, powers and privileges of ownership, including the right to vote on any shares of stock so held or owned; and upon a distribution of the assets or a division of the profits of this Corporation, to distribute any such shares of stock, voting trust certificates, bonds or other obligations, or the proceeds thereof, among the stockholders of this Corporation.

                           (h) To advance  money with or without  security,  and
without limit as to amount; and to borrow or raise money for any of the purposes of the Corporation, and to issue bonds, debentures, notes or other obligations of any nature, and in any manner permitted by law, for money so borrowed or in payment for property purchased, or for any other lawful consideration and to secure the payment thereof and of the interest thereon, by mortgage upon, or pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, including contract rights, whether at the time owned or thereafter acquired; and to sell, pledge, discount or otherwise dispose of such bonds, notes or other obligations of the Corporation for its corporate purposes.

                           (i) To  carry on any of the  businesses  hereinbefore
enumerated for itself, or for the account of others, or through others for its own account, and to carry on any other business which may be deemed by it to be calculated, directly or indirectly, to effectuate or facilitate the transaction of the aforesaid objects or businesses, or any of them, or any part thereof, or to enhance the value of its property, business or rights.

                  The foregoing enumeration of the purposes, objects and business of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law, and is not intended, by the mention of any particular purpose, object or business, in any manner to limit or restrict the generality of any other purposes, object or business mentioned, or to limit or restrict any of the powers of the Corporation. The Corporation is formed upon the articles, conditions and provisions herein expressed, and subject in all particulars to the limitations relative to corporations which are contained in the general laws of this State.


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
                  THIRD: The post-office address of the principal office of this Corporation is 20th Floor, 19 Light Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is Harbor City Research, Inc., the post-office address of which is 201 East Baltimore Street, Suite 630, Baltimore, Maryland 20202. The said resident agent so designated is a corporation of this State.

                  FOURTH: The total number of shares of stock which the Corporation has authority to issue is twelve million (12,000,000) shares consisting of ten million (10,000,000) shares of common stock, $.06 2/3 par value per share, and two million (2,000,000) shares of preferred stock, $25.00 par value per share. The aggregate par value of all authorized shares of all classes having a par value is fifty million six hundred sixty-seven thousand dollars ($50,667,000).

                  Subject to the provisions of Section 2-105 of the Maryland General Corporation Law, the board of directors of the Corporation is authorized to issue the preferred stock of the Corporation, from time to time, in one or more series, each series to be with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the board of directors shall determine. Each share of any series of preferred stock shall be identical with all other shares of that series.

                  Except as otherwise provided by law, or as authorized by the board of directors of the Corporation, all right to vote and all voting power incident to the Corporation's stock shall be vested exclusively in the holders of the common stock, which shares shall also have all of the rights not specifically granted to the preferred stock. The holders of the preferred stock shall not be entitled to notice of any meeting of stockholders except as authorized by the board of directors or as may be specifically required by law.

                  FIFTH: No holders of stock of the Corporation shall have any preferential right of subscription to any shares of stock or securities convertible into shares of stock of the

Corporation.

                  SIXTH: The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

                  The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock, whether now or hereafter authorized, or securities convertible in to shares of its stock, whether now or hereafter authorized.

                  Any director individually, or any firm of which any director may be a member, or any corporation or association of which any director may be an officer or director or in which any director may be interested as the holder of any amount of its capital stock or otherwise, may be a


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
party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a firm of which a director is a member, is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any director of the Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or not so interested or a member of a firm so interested. Any contract, transaction or act of the Corporation, or of the directors, which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or any special meeting called for such purpose, shall, so far as permitted by law, be as valid and as binding as though ratified by every stockholder of the Corporation.

                  SEVENTH: The duration of the Corporation shall be perpetual.

                  EIGHTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

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